Exhibit 99.1

James W. Fordyce Named to Ore Pharmaceuticals Board of Directors

GAITHERSBURG, Md.--(BUSINESS WIRE)--August 3, 2009--Ore Pharmaceuticals Inc. (Nasdaq: ORXE), announced today the appointment of James W. Fordyce to its Board of Directors, as of July 31, 2009.

Mark J. Gabrielson, CEO and President of Ore, said, “Jim Fordyce is a wonderful addition to our Board. He has expertise in corporate development, public finance, health sciences venture capital and acquisitions. His investment and management track records have been highly successful over a long period of time. On top of all that, Jim’s dedication to the support and development of medical research through his life-long commitment to the Albert and Mary Lasker Foundation, Inc. shows that he holds progress in human health as a personal priority. We at Ore are delighted that he’s joining us.”

Mr. Fordyce is currently Managing Partner of MEDNA Partners LLC, a private advisory firm. From 1981 to 2004, he was a general partner of Prince Ventures LP, a venture capital management firm focused on investments in medicine and the life sciences. His early investments include Genentech, Applied Biosystems, Centocor and Regeneron Pharmaceuticals amongst other noteworthy health sciences companies. From 1998 to 2004, Mr. Fordyce also served as the Managing Member of Fordyce & Gabrielson LLC, a private investment management firm. He is currently a member of the Board of Directors of Dyax Corp. and several privately held companies. He is Chairman Emeritus of the Board of Directors of the Albert and Mary Lasker Foundation. Mr. Fordyce is a graduate of the University of Pennsylvania, Magdalen College, Oxford University and holds an MBA from Harvard Business School.

Mr. Fordyce said, “I am pleased to be joining the Board of Ore Pharmaceuticals as the company begins its exciting transformation into a pharmaceutical asset management company. I have great respect for Mark Gabrielson and the management team he has put in place, and I look forward to working with them and my fellow board members to build company value.”

Ore Pharmaceuticals Overview

Ore Pharmaceuticals Inc. (the “Company”) is a pharmaceutical asset management company with a focus on acquiring and developing clinical-stage drug candidates that have already undergone substantial safety testing in humans. The Company currently has three compounds in its development pipeline: ORE1001, our lead compound, ORE5002 (tiapamil) and ORE5007 (romazarit). New therapeutic uses for each of these compounds were identified through the Company’s now discontinued drug repositioning program. We expect to initiate a Phase Ib/IIa clinical trial for ORE1001 in patients with ulcerative colitis - one of the two main disorders comprising IBD – in the second half of 2009.

Safe Harbor Statement

This press release contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Forward-looking statements typically include the words “expect,” “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” and similar expressions as they relate to Ore Pharmaceuticals or its management. Forward-looking statements are based on our current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of our future performance or results. Our actual performance and results could differ materially from what we project in forward-looking statements for a variety of reasons and circumstances, including particularly risks and uncertainties that may affect the Company’s operations, financial condition and financial results and that are discussed in detail in the our Annual Report on Form 10-K and our other subsequent filings with the Securities and Exchange Commission. They include, but are not limited to: whether the Company experiences difficulties or delays in the initiation, progress or completion of clinical trials for its compounds, including the ORE1001 trial, whether caused by competition, adverse events, investigative site initiation rates, patient enrollment rates, regulatory issues or other factors; that clinical trials may not demonstrate that ORE1001 is effective as a treatment for diseases of commercial interest, whether the safety and/or efficacy results of the ORE1001 trial support an application for marketing approval in the United States or any other country; whether an application for marketing approval is accepted by the FDA or any other regulatory authority; whether there will be valid claims for indemnification from the buyers of our Genomics Assets; whether there will be claims from the landlords of the leased properties we have assigned to buyers of our Genomics Assets, the buyers of our Preclinical Division or the assignee of our Cambridge facility lease that we would be required to pay as guarantors of such leases; whether we will be able to collect amounts due under the terms of promissory notes from the buyers of our Genomics Assets and molecular diagnostic business; whether we will be able to manage our existing cash adequately and whether we will begin to generate sufficient new revenue from licensing and/or be able to obtain financing on sufficiently favorable terms to maintain our business and effect our strategies, including continuing compound development; whether we will be able to maintain our NASDAQ listing; whether we will be able to retain qualified personnel for our commercial drug development business; and potential negative effects on our operations and financial results from workforce reductions. Ore Pharmaceuticals Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Ore Pharmaceuticals Inc.
Ben Palleiko
SVP & CFO
617-649-2001
bpalleiko@orepharma.com